Exhibit 99.1
Thomas Madden Joins PowerSecure Board of Directors
Wake Forest, N.C. — December 15, 2008 — PowerSecure International, Inc. (Nasdaq: POWR) today announced that Thomas J. Madden, an accomplished executive and consultant in the electric, gas, and telecommunications industries, has joined its Board of Directors. Mr. Madden is the former Chief Executive Officer of ScottMadden, Inc., a leading consulting firm focused on the electric utility and telecommunications industries. He also served as the Chairman of the Board of ScottMadden, Inc., and he continues to serve on its Board of Directors and as a consultant to its long-standing clients.
Prior to ScottMadden, Mr. Madden was the Chairman and Chief Executive Officer of Theodore Barry & Associates, a consulting firm also dedicated to serving the utility industry. Earlier in his career, Mr. Madden held strategic positions with Jersey Central Power & Light, and he was also a member of Bell Telephone Laboratories’ technical staff, modeling nuclear weapons effects for the development of the American anti-ballistic missile defense system.
Mr. Madden’s consulting activities have focused on the areas of strategic and business planning, regulatory strategy, and organization design, and he has provided expert testimony for utilities and regulatory commissions in several states and before the Federal Energy Regulatory Commission. Mr. Madden holds a B.S. in Nuclear Engineering from the University of Tennessee, an M.S. in Computer Science/Math from Stevens Institute of Technology, and an MBA from Fairleigh Dickinson University.
The Company noted that no changes will be made to the composition of the Committees of the Board at this time. However, the Board plans to review its committee composition in the near future to maximize the talents and expertise of Mr. Madden.
Mr. Madden said, “I am very pleased and excited to join the PowerSecure Board. The Company is in a wonderful market position and has a proven track record of success, and I am looking forward to working with the Board and management to develop PowerSecure to its full potential.”
Anthony Pell, PowerSecure’s Chairman of the Board, said, “Tom brings to our Board a deep knowledge of the industry, proven business judgment, and a strategic mindset which will be enormously valuable to the Company. We are very fortunate to have recruited Tom, and look forward to his contributions to PowerSecure’s Board.”
Sidney Hinton, PowerSecure’s Chief Executive Officer, said, “We couldn’t be more fortunate to have Tom on our Board. He has a tremendous reputation in the industry, and has earned the respect of utilities throughout the country. His counsel and guidance will be extremely valuable to us as we work to unlock opportunities across our strategic growth areas, and drive shareholder value.”

About PowerSecure
PowerSecure International, Inc. is focused on delivering value to utilities and their commercial, institutional, and industrial customers in the areas of Interactive Distributed Generation®, Utility Infrastructure, Energy Conservation and Efficiency, and Energy Services. PowerSecure’s core Distributed Generation business leads the energy management and conservation industry by enabling utilities avoid new investments in utility infrastructure for transmitting and distributing power, and locating the generation at business sites. PowerSecure is a pioneer in developing utility partnerships that provide utilities with dedicated electric power generation assets, and businesses with the most dependable standby power available in the industry. The Company’s intelligent Interactive Distributed Generation® monitoring systems, in conjunction with superior switching technology, manage load curtailment and peak demand to ensure that power is available when needed, and ensure maximum efficiencies are achieved. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction, and conservation services, as well as providing businesses with energy efficiency products and services. The Company provides additional energy services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company; the outlook for future gains in the Company’s revenues due to its business initiatives; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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